RECEIVABLES SALE AGREEMENT

DATED AS OF NOVEMBER 15, 2001

among

LOUISIANA-PACIFIC CORPORATION

as Originator

LP WOOD POLYMERS, INC.

as Originator

and

LP RECEIVABLES CORPORATION

as Buyer

i

Exhibits

Exhibit I                                  Definitions

Exhibit II                              Jurisdiction of Formation; Principal Place of Business Chief Executive Office; Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III                          Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV                          Form of Compliance Certificate

Exhibit V                              Copy of Credit and Collection Policy

Exhibit VI                          Form of Subordinated Note

Exhibit VII                      Form of Purchase Report

Exhibits VIII            Material Adverse Effect

Schedules

Schedule A               List of Documents to be Delivered to Buyer on or Prior to Closing Date

ii

RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of November 15, 2001, is by and among Louisiana-Pacific Corporation, a Delaware corporation (“Louisiana-Pacific”) and LP Wood Polymers, Inc., an Oregon corporation (“LP Wood”) (each an “Originator” and collectively, the “Originators”), and LP RECEIVABLES CORPORATION, a Delaware corporation (“Buyer”).  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Credit Agreement).

PRELIMINARY STATEMENTS

The Originators now own, and from time to time hereafter will own, Receivables.  The Originators wish to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

The Originators and Buyer intend the transactions contemplated hereby to be true sales and absolute assignments of the Receivables from each Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and neither the Originators nor Buyer intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to the Originators.

Following the acquisition of Receivables from the Originators, Buyer may request loans secured by an interest therein and in the associated Related Security and Collections pursuant to that certain Credit and Security Agreement dated as of November 15, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Credit Agreement”) among Buyer, Louisiana-Pacific Corporation, as initial Master Servicer, Blue Ridge Asset Funding Corporation (“Blue Ridge”), the committed banks named therein and Wachovia Bank, N.A. or any successor administrative agent appointed pursuant to the terms of the Credit Agreement, as administrative agent (in such capacity, the “Administrative Agent”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Amounts and Terms of the Purchase

Section 1.1                Initial Contribution of Receivables.

On the date hereof, Louisiana-Pacific hereby contributes, assigns, transfers, sets-over and otherwise conveys to Buyer, and Buyer does hereby accept from Louisiana-Pacific, Receivables originated by Louisiana-Pacific and existing as of the close of business on the Business Day immediately prior to the date hereof (the “Initial Cutoff Date”) having an aggregate Outstanding Balance of $3,750,000 (the “Initial Contributed Receivables”), together with all Related Security relating thereto and all Collections thereof.

Section 1.2                Purchase of Receivables.

(a)                                                           Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof.  In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of each Originator’s right, title and interest in and to all Receivables existing as of the Initial Cut-Off Date (other than the Initial Contributed Receivables) and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof.  Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

(b)                                                          On each Monthly Reporting Date, each Originator shall (or shall require the Master Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII (each such report being herein called a “Purchase Report”) with respect to the Receivables sold by such Originator to Buyer during the Settlement Period then most recently ended.  In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the related Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

(c)                                                           It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables.  Except for the Purchase Price Credits owed pursuant to Section 1.4, the sale of Receivables hereunder is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator.  In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Administrative Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its

Receivables have been sold to Buyer.  Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s assignee) may reasonably request.

Section 1.3                Payment for the Purchase.

(a)                                  The Purchase Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by Buyer to such Originator on the date hereof, and shall be paid to the Originators in the following manner:

(i)                                     first, to LP Wood with respect to Receivables sold by LP Wood, by delivery of immediately available funds to the extent of funds made available to Buyer in connection with Advances made to Buyer under the Credit Agreement,

(ii)                                  second, to LP Wood, the balance of the Purchase Price with respect to the Receivables sold by LP Wood, by delivery of the proceeds of a subordinated revolving loan from LP Wood to Buyer (a “Subordinated Loan”), evidenced by an entry by the Originator Representative on the Subordinated Note,  in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to all Originators) that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price.  Louisiana-Pacific, in its capacity as Originator Representative, is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance by LP Wood thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder,

(iii)                               third, to Louisiana-Pacific,  with respect to Receivables sold by Louisiana-Pacific, by delivery of immediately available funds to the extent of funds made available to Buyer in connection with Advances made to Buyer under the Credit Agreement and not otherwise used for the payment of the Purchase Price with respect to the Receivables of LP Wood in clause (i) above, and

(iv)                              fourth, to Louisiana-Pacific, the balance of the Purchase Price with respect to the Receivables sold by Louisiana-Pacific, by delivery of the proceeds of a Subordinated Loan from Louisiana-Pacific to Buyer, evidenced by an entry by the Originator Representative on the Subordinated Note; provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii).

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d):

(b)                                 With respect to any Receivables coming into existence after the Initial Cutoff Date, not later than the Purchase

Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner,

(i)                                     first, to LP Wood with respect to Receivables sold by LP Wood, by delivery of immediately available funds to the extent of funds made available to Buyer in connection with Advances made to Buyer under the Credit Agreement or other  cash on hand,

(ii)                                  second, to LP Wood, the balance of the Purchase Price with respect to the Receivables sold by LP Wood, by delivery to LP Wood of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii),

(iii)                               third, to Louisiana-Pacific with respect to Receivables sold by Louisiana-Pacific, by delivery of immediately available funds to the extent of funds made available to Buyer in connection with Advances made to Buyer under the Credit Agreement or other cash on hand and not otherwise used for the payment of the Purchase Price with respect to the Receivables of LP Wood in clause (i) above,

(iv)                              fourth, to Louisiana-Pacific with respect to Receivables sold by Louisiana-Pacific, to the extent not paid pursuant to clause (iii) above, by delivery to Louisiana-Pacific of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

(v)                                 fifth, to the extent the Purchase Price of Receivables transferred by Louisiana-Pacific has not been paid in full, unless an Originator or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.3(a)(ii) and Section 1.3(a)(iv), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date.  The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit Agreement to set aside for the benefit of, or otherwise pay over to, the Secured Parties.

(c)                                  From and after the Termination Date, no Originator shall be obligated to (but may, at its option):  (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer’s capital pursuant to Section 1.3(b)(v).

(d)                                 Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on Purchase Settlement Dates with respect to all Receivables coming into existence during the related Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended.  Although settlement shall be effected on Purchase Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to this Section 1.3 for interest calculation purposes only and any contribution of capital by any Originator to Buyer made pursuant to Section 1.3(b)(v) shall be deemed to have occurred and shall be effective as of the last Business Day of the related Calculation Period.

Section 1.4                                   Purchase Price Credit Adjustments.

If on any day:

(a)                                  the Outstanding Balance of a Receivable sold to Buyer is:

(i)                                     reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

(ii)                                  reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii)                               reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv)                              less than the amount included in calculating the Outstanding Balance for purposes of any Purchase Report (for any reason other than such Receivable becoming a Defaulted Receivable or payment in full of the entire Outstanding Balance being made on such Receivable), or

(b)                                 any of the representations or warranties of any Originator set forth in Section 2.1(i), Section 2.1(j), Section 2.1(k), Section 2.1(r), Section 2.1(s), Section 2.1(t) or Section 2.1(u) were not true when made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”), without duplication, against the Purchase Price otherwise payable to the applicable Originator hereunder equal, in the case of clause (a) above, to the amount of such reductions relating to such Receivable, and, in the case of clause (b) above, to the Outstanding Balance of such Receivable

 (calculated before giving effect to the applicable reduction or cancellation).  If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

Section 1.5                                   Payments and Computations, Etc.

All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator.  In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

Section 1.6                                   Transfer of Records.

(a)                                  In connection with the Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with the Purchase.  In connection with such transfer, each Originator hereby grants to each of Buyer, the Administrative Agent and the Master Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, each Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor.  The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b)                                 Each Originator (i) shall take such action requested by Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Credit Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Master Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.7                                   Characterization.

If, notwithstanding the intention of the parties expressed in 0, any sale or contribution by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law.  For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located, including, without limitation, any of the foregoing constituting accounts, deposit accounts, chattel paper, electronic chattel paper, instruments, general intangibles, payment intangibles, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of each Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto.  Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Article II

Representations and Warranties

Section 2.1                                   Representations and Warranties of Originators.

Each Originator hereby represents and warrants to Buyer as to itself, as of the date hereof, as of the date of each Purchase and as of each date that any Receivable of such Originator comes into existence that:

(a)           Such Originator’s jurisdiction of formation is correctly set forth in Exhibit II to this Agreement.  Such Originator is duly organized under the laws of such jurisdiction and is a “registered organization” as defined in the UCC in effect in such jurisdiction.  Such Originator is validly existing and in good standing under the laws of its state of organization.  Such Originator is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, comments and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to do so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)           Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator’s use of the proceeds of the Purchase made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part.  This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(c)           No Conflict.  The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention, violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect; notwithstanding the foregoing, neither the execution and delivery by such Originator of each Transaction Document to which it is a party nor the performance of its obligations thereunder result in the creation or the imposition of any Adverse Claim on any portion or all of the Collateral; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)           Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)           Actions, Suits.  There are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.  Such Originator is not in default with respect to any order of any court, arbitrator or governmental body, except where such default could not reasonably be expected to have a Material Adverse Effect.

(f)            Binding Effect.  This Agreement and each other Transaction Document to which any Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)           Accuracy of Information.  All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect as of the date such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h)           Use of Proceeds.  No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)            Good Title.  Immediately prior to the Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of the Receivables sold or contributed by it hereunder and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents or the Permitted Adverse Claim.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator’s ownership interest in each Receivable sold or contributed by it hereunder, its Collections and the Related Security.

(j)            Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents and the Permitted Adverse Claim.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections.  Such Originator’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.

(k)           Places of Business and Locations of Records.  The jurisdiction of formation, principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed.  Such Originator’s Federal Employer Identification Number is correctly set forth on Exhibit II.

(l)            Collections.  The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.  Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)          Material Adverse Effect.  Each Originator  represents and warrants that except as described in Exhibit VIII as delivered on the Closing Date or as amended thereafter with the prior written consent of the Administrative Agent (which consent may be withheld in its sole discretion), since June 30, 2001 no event has occurred that would have a Material Adverse Effect.

(n)           Names.  The name in which such Originator has executed this Agreement is identical to the name of such Originator as indicated on the public record of its state of organization which shows Originator to have been organized.  Except as described in Exhibit II attached hereto, in the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)           Ownership of Buyer.  Louisiana-Pacific owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim.  Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(p)           Not a Holding Company or an Investment Company.  Such Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.  Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)           Compliance with Law.  Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)            Compliance with Credit and Collection Policy.  Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, except to the extent any such failure to comply could have a Material Adverse Effect, and has not made any change to such Credit and Collection Policy, except such change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

(s)           Payments to Originators.  With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor.  No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)            Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)           Eligible Receivables.  Each Receivable reflected in any Purchase Report as an Eligible Receivable on the date of such Purchase Report was an Eligible Receivable on the last day of the period to which such Purchase Report relates.

(v)           Accounting.  The manner in which such Originator accounts for the transactions contemplated by this Agreement does not adversely affect the status of the transfers of Receivables, Related Security and all proceeds thereof to Buyer pursuant to this Agreement as true sales for bankruptcy purposes.

Article III

Conditions of Purchase

Section 3.1            Conditions Precedent to Purchase.

The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the Closing Date those documents listed on Schedule A and (c) all of the conditions to effectiveness of the Credit Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2            Conditions Precedent to Subsequent Payments.

Buyer’s obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that:  (a) the Facility Termination Date shall not have occurred under the Credit Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by the applicable Originator that such statements are then true):

(i)                                     the representations and warranties set forth in 0 are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

(ii)                                  no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied.  The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct the applicable Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

Article IV

Covenants

Section 4.1            Affirmative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants, as to itself, as set forth below:

(a)           Financial Reporting.  Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

(i)                                     Annual Reporting.  Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such Originator for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants reasonably acceptable to Buyer (or its assigns).

(ii)                                  Quarterly Reporting.  Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of such Originator as at the close of each such period and statements of income and retained earnings and a statement of cash flows for such Originator for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(iii)                               Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Originator’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)                              Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of such Originator, copies of all financial statements, reports and proxy statements so furnished; provided, however, that to the extent that copies of any such financial statements, reports or proxy statements are publicly available on EDGAR, the requirements of this clause (iv) shall be satisfied.

(v)                                 S.E.C. Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission; provided, however, that to the extent copies of such registration statements and annual, quarterly, monthly or other regular reports are publicly available on EDGAR, the requirements of this clause (v) shall be satisfied.

(vi)                              Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrative Agent or Blue Ridge, copies of the same.

(vii)                           Change in Credit and Collection Policy.  At least seven (7) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer’s (and the Administrative Agent’s, as Buyer’s assignee) consent thereto.

(viii)                        Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b)           Notices.  Each Originator will notify Buyer (or its assigns), as to itself,  in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)                                     Termination Events or Unmatured Termination Events.  The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of such Originator.

(ii)                                  Judgment and Proceedings.  (A) The entry of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Originator and its Subsidiaries exceeds $25,000,000 after deducting (1) the amount with respect to which such Originator or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (2) the amount for which such Originator or any such

Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns),  and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)                               Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)                              Defaults Under Other Agreements.  The occurrence of a default or an event of default  under any Material Indebtedness or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor.

(v)                                 ERISA Events.  The occurrence of any ERISA Event.

(vi)                              Downgrade of Originators.  Any downgrade in the rating of any Indebtedness of such Originator by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.

(c)           Compliance with Laws and Preservation of Existence.  Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

(d)           Audits.  Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request.  Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables and the Related Security or any Originator’s performance under any of the Transaction Documents or any such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each of the foregoing examinations and visits a “Review”); provided, however, that so long as no Amortization Event has occurred, (A) the Originators shall only be responsible for the cost and expenses of a total of one (1) Review in any one calendar year hereunder and under Section 7.1(d) of the Credit Agreement, and (B) Buyer will not request more than a total of four (4) Reviews in any one calendar year hereunder and under Section 7.1(d) of the Credit Agreement; provided further that satisfaction of the audit requirements of Section 7.1(d) of the Credit Agreement shall satisfy the requirements of this Section 4.1(d).

(e)           Keeping and Marking of Records and Books.

(i)                                     Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)                                  Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the interest therein of the Administrative Agent (on behalf of the Secured Parties) under the Credit Agreement and (B) upon the request of Buyer (or its assigns) following the occurrence of an Amortization Event, deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f)            Compliance with Contracts and Credit and Collection Policy.  Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except to the extent any such failure to comply could have a Material Adverse Effect.

(g)           Ownership.  Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, promptly (but in no event later than December 15, 2001) obtaining a release with respect to the Permitted Adverse Claim, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h)           Reliance.  Such Originator acknowledges that the Administrative Agent, the Lender and the Committed Banks are entering into the transactions contemplated by the Credit Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof.  Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will at all times comply, and take all other actions necessary on its part to ensure that Buyer is at all times in compliance, with the “separateness covenants” set forth in Section 7.1(i) of the Credit Agreement, including without limitation, Section 7.1(i)(xviii) thereof and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations § 1.1552-1.

(i)            Collections.  Such Originator will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns.  Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit Agreement.

(j)            Taxes.  Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

Section 4.2            Negative Covenants of Originators.

Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants, as to itself, that:

(a)           Name Change, Offices and Records.  Such  Originator will not change its (i) jurisdiction of formation, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer’s interest in the

Receivables or the associated Related Security and Collections, or any office where Records are kept unless it shall have:  (A) given Buyer (or its assigns) at least forty-five (45) days’ prior written notice thereof and (B) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

(b)           Change in Payment Instructions to Obligors.  Without the prior written consents of the Buyer and the Administrative Agent, such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)           Modifications to Contracts and Credit and Collection Policy.  Without the prior written consents of the Buyer and the Administrative Agent, such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as otherwise permitted in its capacity as Subservicer pursuant to the Credit Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)           Sales, Liens.  Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim other than the Permitted Adverse Claim, upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.  Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of the proceeds of its inventory constituting Receivables or Related Security.  If such Originator creates or suffers to exist any lien or encumbrance on any of its inventory, the Originator shall send each such agreement to the Administrative Agent prior to execution of any such agreement to enable the Administrative Agent to review any such security agreements, any financing statements and any other documents or instruments in connection with the creation of such lien or encumbrance to determine in its sole discretion that such lien or encumbrance does not relate to (i) any proceeds of any of such Originator’s inventory constituting Receivables and Related Security and (ii) any of the Collateral.  In the event that the Administrative Agent determines any such agreement, financing statement or other document or instrument relates to any portion or all of the

Receivables, the Related Security or the Collateral, the Originator shall not execute such security agreement, financing statement or other document or instrument.

(e)           Accounting for Purchase.  Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

Article V

Termination Events

Section 5.1            Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)           Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day after notice thereof has been given by the Buyer (or its assigns) to such Originator, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i). of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days.

(b)           Any representation or warranty made by any Originator in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made or any other certification or statement by any Originator shall prove to have been incorrect in any material respect when made or deemed made.

(c)           Failure of any Originator to pay any Indebtedness when due in excess of $25,000,000; or the default by any Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed that continues after the expiration of any applicable cure period or grace period or that is not waived by the holder or holders of such Indebtedness, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)           An Event of Bankruptcy shall occur with respect to any Originator or any of their respective Subsidiaries.

(e)           A Change of Control shall occur.

(f)            One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against any Originator on any of its Subsidiaries on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(g)           The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables and Related Security and such lien shall continue until the earlier of (i) seven (7) days after inception and (ii) knowledge by any Secured Party of such lien, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables and Related Security.

(h)           Any Plan of any Originator or any of its respective ERISA Affiliates:

(i)                                     shall fail to be funded in accordance with the minimum funding standard resulting from an accumulated funding deficiency as required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

(ii)                                  is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii)                               shall require such Originator or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv)                              results in a liability to such Originator or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

Section 5.2            Remedies.

Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions:  (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by the applicable Originator to Buyer.  The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article VI

Indemnification

Section 6.1            Indemnities by Originators.

Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

(a)           Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)           Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)           taxes imposed by any jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition, either directly or indirectly, by the Lender, any Committed Bank or any Liquidity Bank of an interest in the Receivables under the Credit Agreement;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, each Originator shall indemnify Buyer for Indemnified Amounts in excess of any Purchase Price Credit received by the Buyer with respect thereto, relating to or resulting from:

(i)                                     any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

(ii)                                  the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract related thereto included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)                               any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)                              any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              the commingling of Collections of Receivables at any time with other funds;

(vii)                           any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)                        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)                                any Termination Event described in Section 5.1(d);

(x)                                   any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of Originator’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

(xi)                                the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents with respect to such Originator or Borrower under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii)                             any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

(xiii)                          any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xiv)                         the failure of any Receivable reflected as an Eligible Receivable in any Purchase Report to be an Eligible Receivable on the date of such Purchase Report.

Section 6.2            Defense of Claims.

(a)           An Indemnified Party shall, after obtaining actual knowledge, thereof, promptly notify each Originators in writing of any Claim as to which indemnification is sought (unless any Originator theretofore has notified such Indemnified Party of such Claim); except that the failure to give such notice shall not release any Originator from any of its obligations under this Agreement, however, such Originator’s obligations shall be reduced to the extent that failure to promptly give notice of any action, suit or proceeding against such Indemnified Party (i) impairs such Originator from defending such Claim or (ii) increases the amount for which such Originator is liable in accordance with Section 6.1.  Within thirty (30) days after receiving notice from an Indemnified Party of any Claim as to which indemnification is sought, each Originator, if it so desires, may elect in writing, subject to the provisions of the following paragraph, to control, at its sole cost and expense, and to assume full responsibility for, the defense of such Claim with counsel acceptable to the Indemnified Parties in their reasonable discretion; provided, that such Originator has agreed in writing on or prior to the assumption of such defense to indemnify such Indemnified Party for such Claim.  If any Originator elects to assume the defense of such Claim, such Originator shall keep the Indemnified Party which is the subject of such proceeding fully apprised of the status of the proceeding and shall provide such Indemnified Party with all information with respect to such proceeding as such Indemnified Party may reasonably request.  If such Originator does not elect to assume control, as provided for above, and provided it is not prevented from assuming such control pursuant to the provisions of clause (b) below, the applicable Indemnified Party shall, at the expense of such Originator supply such Originator with all such information and documents reasonably requested by such Originator.

(b)           Notwithstanding any of the foregoing to the contrary, no Originator shall be entitled to control and assume responsibility for the defense of such Claim if in the reasonable opinion of such Indemnified Party (i) there exists an actual or potential conflict of interest, such that such Indemnified Party determines that it is desirable to retain control of such proceeding (ii)

such Claim involves the risk of criminal liability to such Indemnified Party or (iii) the control of such Claim would involve a conflict of interest.  In the circumstances described above, the Indemnified Party shall be entitled to control and assume responsibility for the defense of such claim or liability, subject to Section 6.1, at the expense of such Originator.

(c)           No Indemnified Party shall settle any Claim without the prior consent of the applicable Originator (which consent shall not be unreasonably withheld).  No Originator may settle any Claim without the prior written consent of each affected Indemnified Party which consent may not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnified Party, nor may any Originator settle any Claim if such settlement results, or could reasonably be expected to result, in criminal liability of such Indemnified Party.

Section 6.3            Other Costs and Expenses.

The Originators shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder.  Each Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

Article VII

Miscellaneous

Section 7.1            Waivers and Amendments.

(a)           No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator, Buyer and the Administrative Agent and, to the extent required under the Credit Agreement, the Liquidity Banks or the Required Liquidity Banks.  Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

Section 7.2            Notices.

All communications and notices provided for hereunder shall be in writing (including bank wire, facsimile or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3            Protection of Ownership Interests of Buyer.

(a)           Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder.  At any time, Buyer (or its assigns) may, at the applicable Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)           If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2.  Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables.  This appointment is coupled with an interest and is irrevocable.  (A) Each Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (B) each Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative

Agent (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) each Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrative Agent (as Buyer’s assign).

Section 7.4            Confidentiality.

(a)           Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Administrative Agent, any Committed Bank and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)           Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrative Agent, the Committed Banks, the Liquidity Banks or Blue Ridge by each other, (ii) by Buyer, the Administrative Agent, the Lender or the Committed Banks to any prospective or actual assignee or participant of any of them who executes a confidentiality agreement for the benefit of any Originator on terms comparable to those required of Buyer hereunder with respect to such disclosed information, and (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent, and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and in the case of any Person referred to in clause (iii), the Buyer (or its assigns) shall use reasonable efforts to cause each such Person to agree to keep such information confidential.  In addition, the Committed Banks, Blue Ridge and the Administrative Agent may disclose any such nonpublic information with respect to any Originator to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).

(c)           Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Administrative Agent, the Committed Banks, the Liquidity Banks and Blue Ridge, (ii) to any prospective or actual assignee or participant of the Administrative Agent, the Lender or the Committed Banks who execute a confidentiality agreement for the benefit of such Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent, and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and in the case of any Person referred to in clause (iii), the Buyer (or its assigns) shall use reasonable efforts to cause each such Person to agree to keep such information confidential.  In addition, the Committed Banks, Blue Ridge and the Administrative Agent may disclose any such nonpublic information to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).

Section 7.5            Bankruptcy Petition.

(a)           Each Originator and Buyer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)           Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6            Limitation of Liability.

Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative Agent, any Committed Bank or any Liquidity Bank, no claim may be made by any Originator, the Buyer or any of their respective Affiliates, against Blue Ridge, the Administrative Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.7            CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS

OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

Section 7.8            CONSENT TO JURISDICTION.

EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON–EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 7.9            WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10         Integration; Binding Effect; Survival of Terms.

(a)           This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)           This Agreement shall be binding upon and inure to the benefit of each Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy).  No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer and the Administrative Agent.  Buyer may, without the consent of the Originators, assign to the Administrative Agent, for the benefit of the

Secured Parties, its rights, remedies, powers and privileges hereunder and the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit Agreement.  Each Originator agrees that the Administrative Agent, as the assignee of Buyer, shall, subject to the terms of the Credit Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and such Originator agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.11         Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of manually executed counterpart of this Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

Address:
805 S.W. Broadway
Portland, Oregon 97205-3033

LP WOOD POLYMERS, INC.

By:
Name:
Title:

Address:
c/o Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, Oregon 97205-3033

LP RECEIVABLES CORPORATION

By:
Name:
Title:

Address:
c/o Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, Oregon 97205-3033

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined).  As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).  If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Credit Agreement (hereinafter defined).

Administrative Agent:  As defined in the Preliminary Statements..

Agreement:  The Receivables Sale Agreement, dated as of November 15, 2001, between Originators and Buyer, as the same may be amended, restated or otherwise modified.

Blue Ridge:  As defined in the Preliminary Statements..

Buyer:  As defined in the preamble.

Calculation Period:  Each Fiscal Month or portion thereof which elapses during the term of the Agreement.  The first Calculation Period shall commence on the date of the first Purchase hereunder and the final Calculation Period shall terminate on the Termination Date.

Credit and Collection Policy:  Each Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and delivered to Buyer and the Administrative Agent, as modified from time to time in accordance with the Agreement.

Credit Agreement:  The meaning set forth in the Preliminary Statements to the Agreement.

Default Fee:  A per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

Discount Factor:  As of any date, the quotient obtained by dividing (a) one, by (b) one plus the Discount Rate as of such date.

Discount Rate:  As of any date, the product of (i) the sum of the Weighted Average Interest Rate, the Service Fee Rate and the Profit Rate as of such date and (ii) the quotient obtained by dividing (a) the Days Sales Outstanding as of such date, by (b) 360.

Eligible Receivables Finance Percentage:  As of any date, one minus the greater of (i) the Required Reserve Factor Floor as of such date or (ii) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve, the Cash Discount Reserve, the Rebate Reserve and the Servicing Reserve, each as of such date.

Eligible Receivables Pool Percentage:  As of any date, the quotient obtained by dividing (i) the aggregate Outstanding Balance of all Eligible Receivables as of the Cut-Off Date immediately

I-1

preceding such date.by (ii) the aggregate Outstanding Balance of all Receivables as of the Cut-Off Date immediately preceding such date.

ERISA Event:  (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Originator or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Originator or any ERISA Affiliate.

Initial Contributed Receivables:  As defined in Section 1.1.

Initial Cutoff Date:  As defined in Section 1.1.

Loss Discount Factor: As of any date, one minus the quotient obtained by dividing (i) the losses (i.e., write-offs to the bad debt reserve or other write-offs consistent with the Credit and Collection Policy, in each case, net of recoveries) recognized for all Receivables during the period equal to twelve successive Calculation Periods ending on the Cut-Off Date immediately preceding such date, by (ii) the Collections on all Receivables received during such period.

Material Adverse Effect:  A material adverse effect on (i) the financial condition or operations of any Originator and any of their respective Subsidiaries taken as a whole, (ii) the ability of any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document against any Originator, (iv) the Buyer’s (or its assigns’) security interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

Multiemployer Plan:  A “multiemployer plan”, within the meaning of Section 4001 (a) (3) of ERISA, to which Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

Net Receivables Balance:  With respect to any Purchase from an Originator, an amount equal to the product of (i) the Outstanding Balance of the Receivables being purchased as of the date of Purchase and (ii) the Loss Discount Factor.

2

Net Worth:  As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (1) the Aggregate Principal outstanding at such time, plus (2) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

Non-Program Interest Rate:  As of any date, the sum of (i) the offered per annum rate (rounded upwards to the nearest 1/16th of one percent) appearing in The Wall Street Journal for three month LIBOR loans on the immediately preceding Cut-Off Date and (ii) 3.00%.

Organizational Documents:  For any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

Original Balance:  With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

Originator:  As defined in the preamble.

Originator Representative:  As defined in the Subordinated Note.

Profit Rate:  1.00% per annum.

Program Interest Rate:  As of any date, the sum of (i) the per annum rate (rounded upwards to the nearest 1/16 of one percent) appearing in The Wall Street Journal for 90-day dealer commercial paper on the immediately preceding Cut-Off Date and (ii) the then applicable per annum Program Fee Rate (as defined in the Fee Letter) for CP Loans.

Purchase:  The purchase, transfer and assignment (whether by sale, capital contribution or otherwise), pursuant to Section 1.2(a) of the Agreement by Buyer from an Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

Purchase Price:  With respect to any Purchase from an Originator, the aggregate price to be paid by Buyer to such Originator in accordance with the terms of Section 1.3 of the Agreement for the Receivables, the Collections and the Related Security that are the subject of such Purchase, which price shall equal (i) the product of (A) the Net Receivables Balance of the Receivables that are the subject of such Purchase and (B) the then applicable Discount Factor, minus (ii) any outstanding Purchase Price Credits that have not previously been paid in accordance with Section 1.4.

Purchase Price Credit:  As defined in Section 1.4

3

Purchase Report:  As defined in Section 1.2(b)

Purchase Settlement Date:  The second (2nd) Business Day after each Scheduled Monthly Reporting Date.

Receivable:  All indebtedness and other obligations owed to each Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which such Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of inventory by an Originator to any Obligor which, if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

Related Security:  With respect to any Receivable:

(i)                                     All of each Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)                                  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)                               all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)                              all service contracts and other contracts and agreements associated with such Receivable,

(v)                                 all Records related to such Receivable,

4

(vi)                              all of Originator’s right, title and interest in each Lock-Box and each Collection Account, and

(vii)                           all proceeds of any of the foregoing.

Reportable Event:  Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Required Capital Amount:  As of any date of determination, an amount equal to the greater of (i) 3% of the Aggregate Commitment under the Credit Agreement, and (ii) the product of (A) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Master Servicer under the Credit Agreement, and (B) the Outstanding Balance of all Receivables as reported on the most recent Monthly Report, as determined from the most recent Monthly Report received from the Master Servicer under the Credit Agreement.

Subordinated Loan:  As defined in Section 1.3(a)(ii) of the Agreement.

Subordinated Note:  A promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Tax Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time.

Termination Date:  The earliest to occur of (i) the Facility Termination Date (as defined in the Credit Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is one (1) Business Day after Buyer’s receipt of written notice from an Originator that it wishes to terminate the facility evidenced by this Agreement.

Termination Event:  As defined in Section 5.1 of the Agreement.

Unmatured Termination Event:  An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

Weighted Average Interest Rate:  As of any date, the sum of (i) the product of (A) the Program Interest Rate, (B) the Eligible Receivables Pool Percentage, and (C) the Eligible Receivables Finance Percentage, all as of such date, and (ii) the product of (A) the Non-Program Interest Rate and (B) one minus the product of (1) the Eligible Receivables Pool Percentage and (2) the Eligible Receivables Finance Percentage, all as of such date.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

5

Exhibit II

Jurisdiction of Formation; Places of Business; Locations of Records;

Federal Employer Identification Number(s); Other Names

Louisiana-Pacific Corporation

Jurisdiction of Formation: Delaware

Places of Business: 805 S.W Broadway, Portland, Oregon 97205-3033 (Chief Executive Office)

Locations of Records:

N. 13403 Government Way

Hayden Lake, Idaho  83835

340 E. Big Beaver Rd. #105

Troy, Michigan  48083

10115 Kincey Ave #150

Huntersville, NC  28078

Federal Employer Identification Number: 93-0609074

Legal, Trade and Assumed Names: Louisiana-Pacific Corporation.

LP Wood Polymers, Inc.

Jurisdiction of Formation: Oregon

Places of Business: 805 S.W Broadway, Portland, Oregon 97205-3033 (Chief Executive Office)

Locations of Records:

N. 13403 Government Way

Hayden Lake, Idaho  83835

340 E. Big Beaver Rd. #105

Troy, Michigan  48083

10115 Kincey Ave #150

Huntersville, NC  28078

II-1

Federal Employer Identification Number: 93-1286785

Legal, Trade and Assumed Names: LP Wood Polymers, Inc.

Prior Names Used During Previous Five Years:  ABT Deck, Inc.

Exh I-2

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

Company	Bank Name	Account No.	Acct. Purpose	Bank Address	City	State	Zip
LP Corp	Bank of America	12330-53134	Lockbox Account	File # 53564	Los Angeles	CA	90074

LP Corp	Bank of America	4970094285	Depository	2900 W. Davis	Conroe	TX	77304

LP Corp	Idaho Independent Bank	0200003838	Depository	8882 N. Government Way	Hayden Lake	ID	83835

LP Corp	Wachovia Atlanta	1864085323	Lockbox Account	PO Box 920022	Atlanta	GA	30392

LP Corp	Wachovia Dallas	1864085323	Lockbox Account	PO Box 951235	Dallas	TX	75395

LP Corp	Wells Fargo-Regulus West	4159576628	Lockbox Account	PO Box 4000-98	Portland	OR	97208

LP Corp	Wells Fargo-Regulus West	4159576628	Lockbox Account	PO Box 44479	San Francisco	CA	94144

LP Corp	First Union National Bank	2000000717265	Lockbox Account	PO Box 60335	Charlotte	NC	28260

III-1

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of ______________, 2001, between the originators named therein and LP Receivables Corporation (the “Agreement”).  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am the duly elected ______________ of [name of Originator] (“Originator”).

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

3.             The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[4.           Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:  _______________________________].

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.

[Name]

IV-1

Exhibit V

Credit and Collection Policy

[Previously Provided Under Separate Cover]

V-1

Exhibit VII

Form of Subordinated Note

SUBORDINATED NOTE

November 15, 2001

1.             Note.  FOR VALUE RECEIVED, the undersigned, LP RECEIVABLES CORPORATION, a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of Louisiana-Pacific Corporation, a Delaware corporation (the “Originator Representative”) for the benefit of Louisiana-Pacific Corporation and LP Wood Polymers, Inc. (each an “Originator” and collectively, the “Originators”), pursuant to that certain Receivables Sale Agreement, dated as of November 15, 2001, by and among the Originators and the SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the Sale Agreement has been reduced to zero and (ii) each Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by the Originators to SPV pursuant to and in accordance with the terms of the Sale Agreement.  Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.  All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.             Interest.  SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment.  Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note.  The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3.             Principal Payments.  Originator Representative is authorized and directed by SPV to enter on the grid attached hereto on behalf of each Originator, or, at its option, cause to be entered in the books and records of each Originator, the date and amount of each loan made by each Originator which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator Representative to make any such entry nor any error therein shall expand, limit or affect the obligations of SPV hereunder.

4.             Subordination.  Originator Representative shall have the right to receive, on behalf of each of the Originators, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Credit Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (i) the Aggregate Unpaids (as defined in the Credit Agreement) outstanding at such time under the Credit Agreement, plus (ii) the aggregate outstanding principal balance of all loans made under this Subordinated Note.  Each Originator and Originator Representative hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, each Originator and Originator Representative shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrative Agent, the Lender or any Committed Bank under the Credit Agreement.  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent, the Lender and the Committed Banks and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Credit Agreement.  Until the date on which the “Aggregate Principal” outstanding under the Credit Agreement has been repaid in full and all other obligations of SPV and/or the Master Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, no Originator nor Originator Representative shall institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred.  Should any payment, distribution or security or proceeds thereof be received by any Originator or Originator Representative on behalf of the Originators in violation of this Section 4, each such Originator or Originator Representative, as the case may be, agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.

5.             Bankruptcy; Insolvency.  Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Principal and the Senior Claim (including “Interest” as defined and as accruing under the Credit Agreement after the commencement of any such proceeding, whether or not any or all of such Interest is an allowable claim in any such proceeding) before Originator Representative is entitled to receive payment on behalf of the Originators on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6.             Amendments.  This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement.  The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Secured Parties.

7.             GOVERNING LAW.  THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.  WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8.             Waivers.  All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  Each Originator and Originator Representative additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.             Assignment.  This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator Representative on behalf of the Originators without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.

LP RECEIVABLES CORPORATION

By:
Name:
Title:

Schedule

to

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)	Name of Originator

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Exhibit VII

[Form of] Purchase Report

[Name of Originator]

For the Calculation Period beginning [date] and ending [date]

TO:  BUYER AND THE AGENT (AS BUYER’S ASSIGNEE)

Aggregate Outstanding Balance of all Receivables sold during the period	$_____________		A
Less: Purchase Price discount during the Period:	$(____________)		(B)
Equals: Gross Purchase Price Payable during the period (A — B)		$____________	=C
Less: Total Purchase Price Credits arising during the Period:	$(____________)		(D)
Equals: Net Purchase Price payable during the Period (C — D):		$____________	=E
Cash Purchase Price Paid to Originator during the Period:	$_____________		F
Subordinated Loans made during the Period:	$_____________		G
Less: Repayments of Subordinated Loans received during the Period:	$(____________)		(H)
Equals: Purchase Price paid in Cash or Subordinated Loans during the period (F + G - H):		$_____________	=I
Aggregate Outstanding Balance of Receivables contributed during the Period:	$_____________		J

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Exhibit VIII

Material Adverse Effect

Since June 30, 2001, Louisiana-Pacific Corporation has filed the following reports with the Securities and Exchange Commission:

1.                    Quarterly Report on Form 10-Q filed on August 14, 2001.

2.                    Current Report on Form 8-K filed on August 13, 2001

3.                    Current Report on Form 8-K filed on July 20, 2001.

In addition, on October 24, 2001, Louisiana-Pacific released a press release regarding its third quarter 2001 financial results.  (A copy of such release is attached hereto.)

Except for facts disclosed or described in the foregoing reports and press release, since June 30, 2001, no event has occurred that would a material adverse effect on the financial condition or operations of Louisiana-Pacific and its Subsidiaries, taken as a whole, or the ability of Louisiana-Pacific to perform its obligations under this Agreement.

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Schedule A

LIST OF DOCUMENTS TO BE DELIVERED

TO BUYER ON OR PRIOR TO CLOSING DATE

1.                                       Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2.                                       Copy of the Credit and Collection Policy.

3.                                       A certificate of each Originator’s Secretary certifying:

(a)                                  A copy of the Resolutions of the Board of Directors of each Originator, authorizing such Originator’s execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder.

(b)                                 A copy of the Organizational Documents of each Originator (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of such Originator on or within thirty (30) days prior to closing).

(c)                                  Good Standing Certificates for each Originator issued by the Secretary of State of such Originator’s state of incorporation and each jurisdiction where such Originator has material operations, each of which is listed below, dated on or within thirty (30) days prior to closing:

a.                                       Louisiana-Pacific Corporation: Alabama, California, Colorado, Delaware, Florida, Georgia, Idaho, Indiana, Louisiana, Maine, Michigan, Minnesota, Mississippi, Montana, North Carolina, Ohio, Oregon, Texas, Washington, Wisconsin, Wyoming;

b.                                      LP Wood Polymers, Inc.: Oregon, Idaho.

(d)           The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it hereunder.

4.             Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator dated on or within thirty (30) days prior to closing from the following jurisdictions:

(a)           Louisiana-Pacific Corporation: Delaware, Oregon, Multnomah, Oregon;

(b)           LP Wood Polymers, Inc.: Delaware, Oregon, Multnomah, Oregon.

5.             Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable,

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under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

6.             Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator.

7.             Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

8.             A favorable opinion of legal counsel for the Originators reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

(a)           due authorization, execution, delivery, enforceability and other corporate matters with respect to each of the Originators;

(b)           the creation of a first priority perfected security interest in favor of the Buyer (and the Administrative Agent for the benefit of the Secured Parties as its assignee) in (1) all of the Receivables and Related Security and (2) all proceeds of any of the foregoing;

(c)           the existence of a “true sale” of the Receivables from each Originator to the Buyer under the Receivables Sale Agreement;

(d)           the inapplicability of the doctrine of substantive consolidation to Buyer and any Originator or in connection with any bankruptcy proceeding involving any Buyer or any Originator.

9.             A Compliance Certificate of each Originator’s chief financial officer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.

10.           Executed copies of 1. all consents from and authorizations by any Persons and 2. all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.

11.           Executed Subordinated Note by Buyer in favor of each Originator.

12.           If applicable, a direction letter executed by each Originator authorizing Buyer (and the Administrative Agent, as its assignee) and directing warehousemen to allow Buyer (and the Administrative Agent, as its assignee) to inspect and make copies from such Originator’s books and records maintained at off-site data processing or storage facilities.

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